Exhibit 99.1

BEACON ANNOUNCES CFO TRANSITION

Company Reaffirms Outlook for Full Year 2023

HERNDON, Va. — (BUSINESS WIRE) — December 4, 2023 — Beacon (Nasdaq: BECN) (the “Company” or “Beacon”) announced today that its Executive Vice President & Chief Financial Officer, Frank Lonegro, will be leaving the company to become the chief executive of a publicly traded company outside of the building products industry. Beacon has commenced a formal search for its next CFO. Mr. Lonegro will remain with the Company until February 1, 2024, to provide a seamless transition.

“We are thrilled for Frank to have the opportunity to lead a company and wish him continued success in this next role. Since joining us in early 2020, Frank has been a tremendous asset for Beacon and a wonderful business partner for me and the executive team. Together, we set Beacon on a new trajectory, and we are well on our way to unlocking Beacon’s full potential,” said Julian Francis, Beacon’s President and Chief Executive Officer.

“I am proud to have been a part of Julian’s executive team these last four years and know Beacon will further excel under this team’s leadership. I’m excited and humbled to have the opportunity to lead a company as a chief executive and appreciate Beacon’s warm wishes and support for my transition to this new role,” said Frank Lonegro, Beacon’s outgoing Chief Financial Officer. “Beacon is a dynamic and high-achieving Company and I’m confident its Ambition 2025 plan will continue to drive performance.”

The Company today also reaffirmed its outlook for the full year 2023, which it provided on November 2, 2023, in connection with its third quarter earnings. 2023 full year Adjusted EBITDA expectations are $910M- $930M. Beacon expects to exceed Ambition 2025 revenue and shareholder return targets in 2023.

Forward-Looking Statements

This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “reaffirm,” “outlook,” “project” and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of building products, including roofing materials and complementary products, such as siding and waterproofing. The company operates over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of nearly 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT®, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

INVESTOR CONTACT	MEDIA CONTACT
Binit Sanghvi	Jennifer Lewis
VP, Capital Markets and Treasurer	VP, Communications and Corporate Social Responsibility
Binit.Sanghvi@becn.com	Jennifer.Lewis@becn.com
972-369-8005	571-752-1048